UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company has recently been advised by the Internet Bureau of the Office of the New York Attorney General (the “NY AG”) that it is considering commencing an action against the Company for unlawful and deceptive acts and practices associated with distribution of toolbar, redirect and contextual ad serving applications (“downloads”). The NY AG asserts that the Company and/or third parties distributed downloads that were installed by users without sufficient notice or consent and in a manner that made it difficult to locate and remove the programs. The NY AG, in the event of litigation, would be seeking disgorgement of profits, civil penalties and other remedies. While the Company respectfully disagrees with the assertions of the NY AG, the Company is committed to resolving the matter as soon as practicable. The Company’s download applications and business, part of its Network segment, were created by past leadership. The Company has been in the process of scaling down its download business, which does not represent a material component of the Company’s fiscal year 2006 forecasts contained in the Company’s current report on Form 8-K filed concurrently herewith. The Company’s estimate of the financial impact of the NY AG matter is included in the Company’s forecasts, although no assurance can be given that the financial impact of the matter will be confined to the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005	Intermix Media, Inc.

	By:	/s/ Christopher Lipp
Christopher Lipp Sr. Vice President & General Counsel